SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 11, 2011

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01 OTHER EVENTS

On May 11, 2011, Extra Space Storage Inc., or the Company, entered into an underwriting agreement with Citigroup Global Markets Inc., or the Underwriter, pursuant to which the Company agreed to issue and sell 5,000,000 shares of the Company’s common stock, par value $.01 per share, or the Common Stock, plus up to an additional 750,000 shares of Common Stock pursuant to the Underwriter’s over-allotment option, at a purchase price of $21.16 per share. The offering closed on May 17, 2011. Net proceeds from the offering were approximately $105.6 million.

The Company intends to use the net proceeds of this offering to fund potential near-term property acquisitions, to repay a portion of the outstanding amounts under two of the Company’s secured lines of credit and for general corporate purposes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 11, 2011, among the Company, Extra Space Storage LP and Citigroup Global Markets Inc.

5.1	Opinion of Venable LLP

8.1	Opinion of Latham & Watkins LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 8.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011	EXTRA SPACE STORAGE INC.

	By	/s/ Charles L. Allen
		Name:	Charles L. Allen
		Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 11, 2011, among the Company, Extra Space Storage LP and Citigroup Global Markets Inc.

5.1	Opinion of Venable LLP

8.1	Opinion of Latham & Watkins LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 8.1 hereto)